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                                                              Exhibit 99.B(h)(9)

                                     FORM OF
                                    AMENDMENT
                               DATED MAY 23, 2005
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                         AND RYDEX FUND SERVICES, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED

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                                     FORM OF
                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                       DATED AUGUST 11, 1998, AS AMENDED,

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

          The fourth paragraph under the section "Witnesseth" of the Agreement is amended, effective May 23, 2005, to read as follows:

          WHEREAS, the board of trustees of the Trust (the "Trustees") have created the following Funds of the Trust: The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Nova Fund, The Ursa Fund, The Arktos Fund, The Juno Fund, The Rydex OTC Fund, The Titan 500 Fund, The Tempest 500 Fund, The Velocity 100 Fund, The Venture 100 Fund, The Long Dynamic Dow 30 Fund, The Inverse Dynamic Dow 30 Fund, The Large-Cap Value Fund, The Large-Cap Growth Fund, The Mid-Cap Value Fund, The Mid-Cap Growth Fund, The Inverse Mid-Cap Fund, The Small-Cap Value Fund, The Small-Cap Growth Fund, The Inverse Small-Cap Fund, The Large-Cap Europe Fund, The Large-Cap Japan Fund, The Mekros Fund, The Medius Fund, The All-Cap Value Fund, THE STRENGTHENING DOLLAR FUND, THE WEAKENING DOLLAR FUND, The Banking Fund, The Basic Materials Fund, The Biotechnology Fund, The Consumer Products Fund, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Internet Fund, The Leisure Fund, The Precious Metals Fund, The Retailing Fund, The Real Estate Fund, The Technology Fund, The Telecommunications Fund, The Transportation Fund, The Utilities Fund, THE COMMODITIES FUND, The Sector Rotation Fund, The Core Equity Fund, THE ABSOLUTE RETURN STRATEGIES FUND, THE MARKET NEUTRAL FUND, THE HEDGED EQUITY FUND, The CLS AdvisorOne Amerigo VT Fund and The CLS AdvisorOne Clermont VT Fund (collectively, the "Funds");

                             ADDITIONS ARE IN BOLD.

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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 23rd day of May, 2005.

                                   RYDEX VARIABLE TRUST


                                   ----------------------------------
                                   By:    Carl G. Verboncoeur
                                   Title: President


                                   RYDEX FUND SERVICES, INC.


                                   ----------------------------------
                                   By:    Carl G. Verboncoeur
                                   Title: President